UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2018

CarGurus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38233	04-3843478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Canal Park, 4th Floor

Cambridge, Massachusetts 02141

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code: 617-354-0068

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2018, CarGurus, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2018. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the Company was informed by Simon Rothman, a director, the Chair of the Audit Committee (the “Audit Committee”) and a member of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), that he would resign his positions on the Board, Audit Committee and Compensation Committee, effective immediately. The resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In recognition of Mr. Rothman’s outstanding service to the Company, the Board has approved full acceleration of vesting for Mr. Rothman’s awards of (1) 2,080 restricted stock units (“RSUs”) granted on October 25, 2017 and (ii) 4,793 RSUs granted on May 24, 2018, such that 100% of such RSUs became fully vested on the date of Mr. Rothman’s resignation.

On August 1, 2018, the Board appointed Lori Hickok to fill the vacancy created by Simon Rothman’s resignation. Ms. Hickok will serve as a Class I director of the Board. The terms of Class I directors expire at the Company’s annual meeting of stockholders to be held in 2021 or upon the election and qualification of successor directors. Ms. Hickok was also appointed to serve as the Chair of the Audit Committee and designated an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K under the Securities Act. The Board has determined that Ms. Hickok is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Ms. Hickok was the Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a leading developer of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms, from July 2017 until April 2018. Prior to that time, she served as Scripps’ Executive Vice President, Chief Financial Officer from March 2015 until June 2017, and Executive Vice President, Finance from July 2008 until February 2015. Prior to Scripps’ spin off from The E.W. Scripps Company (“E.W. Scripps”) on July 1, 2008, Ms. Hickok also had served six years as E.W. Scripps’ Vice President and Corporate Controller. She first joined E.W. Scripps in 1988, as a financial analyst in the corporate finance department, and held positions as the Chief Analyst for Corporate Development, New Media Operations Controller and Divisional Controller for E.W. Scripps’ former cable television systems division, which merged in 1996 with Comcast Corporation. A certified public accountant, Ms. Hickok received a Bachelor of Science degree in Accounting & Finance from Miami University. Ms. Hickok also serves on the Board of Directors of Second Harvest Food Bank of East Tennessee.

Ms. Hickok will be compensated in accordance with the Company’s non-employee director compensation program, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2018. Pursuant to this compensation program, Ms. Hickok will receive an annual cash retainer of $35,000 for her service on the Board and $20,000 for her service as Chair of the Audit Committee. Such amounts will be prorated based on her expected service during the fiscal year. In addition, in connection with her appointment to the Board, Ms. Hickok was awarded 3,357 RSUs under the Company’s Omnibus Equity Incentive Plan and evidenced on the Company’s standard restricted stock unit agreement for non-employee directors, a form of which has been previously filed with the SEC. The RSUs are subject to a service-based vesting requirement, vesting in full on August 1, 2019. In addition, the RSUs will vest in full upon a change of control of the Company, provided that Ms. Hickok continues to provide services to the Company until the effective date of such change of control.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Hickok had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Hickok and any other person pursuant to which Ms. Hickok was selected as a director of the Company.

In addition, Ms. Hickok and the Company will enter into the Company’s standard indemnification agreement, a form of which has been previously filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On August 7, 2018, the Company issued a press release announcing Ms. Hickok’s appointment to the Board. The full text of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release attached hereto as Exhibit 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of CarGurus, Inc. dated August 7, 2018, reporting its financial results for the quarter ended June 30, 2018, furnished hereto.

99.2	Press Release of CarGurus, Inc. dated August 7, 2018, announcing Lori Hickok’s appointment to its Board of Directors, furnished hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2018	CarGurus, Inc.
(Registrant)
/s/ Kathleen B. Patton
Name: Kathleen B. Patton Title: Senior Vice President, General Counsel and Secretary